                                                                   Exhibit 1.1

                                4,400,000 shares

                               MAGINET CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              December ___, 1996

LEHMAN BROTHERS INC.
HAMBRECHT & QUIST LLC

As Representatives of the several
  U.S. Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

                  MagiNet Corporation, a Delaware corporation (the "Company"), proposes to sell 4,400,000 shares (the "Firm Stock") of the Company's Common Stock, par value $.001 per share (the "Common Stock"), to the U.S. Underwriters named in Schedule 1 hereto (the "U.S. Underwriters"). In addition, the Company proposes to grant to the U.S. Underwriters an option to purchase up to an additional 660,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the U.S. Underwriters.

                  It is understood by all parties that the Company is concurrently entering into an agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company of 1,265,000 shares of Common Stock (including the over-allotment option thereunder) (the "International Stock") through arrangements with certain underwriters outside the United States (the "International Managers"), for whom Lehman Brothers International ( Europe) and Hambrecht & Quist LLC are acting as lead managers. The U.S. Underwriters and the International Managers simultaneously are entering into an agreement between the U.S. and international underwriting syndicates (the "Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Stock and the other relating to the International Stock. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto referred to below.

Except as used in Sections 2, 3, 4, 9 and 10 herein, and except as the context may otherwise require, references herein to the Stock shall include all shares of the Common Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

                  1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                           (a) A registration statement on Form S-1, and
                  amendments thereto, with respect to the Stock have (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and the amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the U.S. Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                           (b) The Registration Statement conforms, and the
                  Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective (in the case of the Registration Statement and any amendments thereto) or are filed with the Commission (in the case of the Prospectus and any amendment or supplement thereto), conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto), contain an untrue statement of a material fact or

                                      2.
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                  omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any U.S. Underwriter specifically for inclusion therein.

                           (c) The Company and each of its subsidiaries (as
                  defined in Section 16) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company's business, financial condition, and results of operations, taken as a whole, have all power and authority to own or hold their respective properties and to conduct the businesses in which they are engaged and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail such power and authority or qualification.

                           (d) The Company has an authorized capitalization as
                  set forth under the heading "Capitalization" in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and except as disclosed in or contemplated by the Prospectus or the financial statements of the Company and the related notes thereto included in the Prospectus all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and (except for directors' qualifying shares, preemptive rights of the Company's joint venture partners, and liens and pledges established in connection with the Company's senior secured debt) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                           (e) The unissued shares of the Stock to be issued and
                  sold by the Company to the U.S. Underwriters hereunder and under the International Underwriting Agreement have been duly authorized and, when issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

                           (f) This Agreement has been duly authorized, executed
                  and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable

                                      3.

                  principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

                           (g) The execution, delivery and performance of this
                  Agreement and the International Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the International Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby.

                           (h) Except as disclosed in the Prospectus, there are
                  no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                           (i) Except as described in the Registration
                  Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                           (j)      Neither the Company nor any of its
                  subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material

                                      4.

                  loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

                           (k) The financial statements (including the related
                  notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                           (l) To the best of the Company's knowledge, Ernst &
                  Young LLP, who have expressed their opinion with respect to the financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(f) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                           (m) Except as described in the Prospectus, and
                  subject to the liens and pledges established in connection with the Company's senior secured debt and the financing activities of Prodac Prozessdatentechnik GmbH ("Prodac") and the Company's subsidiaries in Japan and Korea, the Company or the applicable subsidiary has good and marketable title to all real property and good and marketable title to all personal property reflected as owned by it in the financial statements hereinabove described (or elsewhere in the Prospectus), in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                           (n) The Company and each of its subsidiaries carry,
                  or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is

                                      5.

                  customary for companies engaged in similar businesses in similar industries and in similar stages of development.

                           (o) Except as described in the Prospectus, the
                  Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and, except as described in the Prospectus, the Company has no knowledge that the conduct of their respective businesses will conflict with, and they have not received any notice of any claim of conflict with, any such rights of others.

                           (p) There are no legal or governmental proceedings
                  pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (q) There are no contracts or other documents which
                  are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                           (r) No relationship, direct or indirect, exists
                  between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                           (s) No labor disturbance by the employees of the
                  Company exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

                           (t) The Company is in compliance in all material
                  respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any

                                      6.

                  liability; the Company has not incurred and does not expect to incur liability under I)T(i)tle IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                           (u) The Company has filed all federal, state and
                  local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

                           (v) Since the date as of which information is given
                  in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not
                  (i) issued any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                           (w) The Company (i) makes and keeps accurate books
                  and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                           (x) Neither the Company nor any of its subsidiaries
                  (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise

                                      7.

                  or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except where such failure, default or violation to obtain any license is not reasonably likely to have a material adverse effect upon the Company and its subsidiaries, taken as a whole.

                           (y) Neither the Company nor any of its subsidiaries,
                  nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                           (z) There has been no storage, disposal, generation,
                  manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                                      8.

                       (aa) Neither the Company nor any subsidiary is an
                  "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  2. Purchase of the Stock by the U.S. Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 4,400,000 shares of the Firm Stock to the several U.S. Underwriters and each of the U.S. Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that U.S. Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the U.S. Underwriters with respect to the Firm Stock shall be rounded among the U.S. Underwriters to avoid fractional shares, as the Representatives may determine.

                  In addition, the Company grants to the U.S. Underwriters an option to purchase up to 660,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the U.S. Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such U.S. Underwriters in Schedule 1 hereto. The respective purchase obligations of each U.S. Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no U.S. Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

                  The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein and in the International Underwriting Agreement.

                  3.   Offering of Stock by the U.S. Underwriters.

                  Upon authorization by the Representatives of the release of the Firm Stock, the several U.S. Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

                  It is understood that up to 220,000 shares of the Firm Stock will initially be reserved by the several U.S. Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. to employees and persons having business relationships with the Company and its subsidiaries who have heretofore delivered to the Representatives offers to purchase shares of Firm Stock in form satisfactory to the Representatives, and that any allocation of such Firm Stock among such persons will be made in accordance with timely directions received by the Representatives from the Company; provided, that under no circumstances will the Representatives or any U.S. Underwriter be liable to the Company or to any such person for any action taken or omitted in good

                                      9.

faith in connection with such offering to employees and persons having business relationships with the Company and its subsidiaries. It is further understood that any shares of such Firm Stock which are not purchased by such persons will be offered by the U.S. Underwriters to the public upon the terms and conditions set forth in the Prospectus.

                  Each U.S. Underwriter agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, it will not offer or sell any of the Stock outside of the United States or Canada.

                  4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each U.S. Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer to an account designated by the Company. Time shall be of the essence, and delivery of the Firm Stock at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter to purchase the Firm Stock hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                  At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised in whole or in part, but only once, by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

                  Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time,

                                      10.

on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each U.S. Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer to an account designated by the Company. Time shall be of the essence, and delivery of the Option Stock at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter to purchase the Option Stock hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

                  5.    Further Agreements of the Company. The Company agrees:

                        (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                        (b)   To furnish promptly to each of the
                  Representatives and to counsel for the U.S. Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                        (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: I)c(i)nformed copies of the

                                       11.

                  Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each U.S. Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

                           (d) To file promptly with the Commission any
                  amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                           (e) Prior to filing with the Commission any amendment
                  to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the U.S. Underwriters and obtain the consent of the Representatives to the filing;

                           (f) As soon as practicable after the Effective Date,
                  to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                           (g) For a period of five years following the
                  Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                           (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities

                                      12.

                  laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                           (i) For a period of 180 days from the date of the
                  Prospectus, not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be reasonably expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to option or stock purchase plans existing on the date hereof), without the prior written consent of Lehman Brothers Inc.; and to cause each officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the U.S. Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, offer for sale, sell or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any such person at any time in the future of) any shares of Common Stock for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.;

                           (j) Prior to the Effective Date, to apply for the
                  inclusion of the Stock on the Nasdaq National Market, and to use its best efforts to complete that inclusion, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

                           (k) Upon the filing with the Commission of any
                  reports on Form SR pursuant to Rule 463 of the Rules and Regulations, to furnish a copy thereof to the counsel for the U.S. Underwriters, and to deliver promptly to the Representatives a signed copy of each report on Form SR filed by it with the Commission;

                           (l) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

                           (m) To take such steps as shall be necessary to
                  ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                                      13.

                  6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (C) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Agreement Between U.S. Underwriters and International Managers, any Supplemental Agreement Among U.S. Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) the Nasdaq National Market application fee; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the U.S. Underwriters to the extent reasonable and customary for such work); and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as specifically provided in this Section 6 and in Section 11, the U.S. Underwriters shall pay the fees, costs and expenses of their counsel and their other costs and expenses and any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the U.S. Underwriters.

                  7. Conditions of U.S. Underwriters' Obligations. The respective obligations of the U.S. Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions; provided, however, that the conditions set forth in Sections 7(e), 7(f) and 7(g) shall not apply in connection with the sale of Option Stock on the Second Delivery Date:

                        (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                        (b) No U.S. Underwriter or International Manager shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Brobeck, Phleger & Harrison LLP, counsel for the U.S. Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                                      14.

                           (c) All corporate proceedings and other legal matters
                  incident to the authorization, form and validity of this Agreement, the International Underwriting Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the U.S. Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                           (d) Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation, shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                                  (i) The Company has been duly incorporated and
                           is validly existing as a corporation in good standing under the laws of the state of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company's business, financial condition, or results of operations and has all power and authority necessary to own or hold its properties and conduct the business in which it is engaged;

                                 (ii) The Company has an authorized
                           capitalization as set forth under the caption "Capitalization" in the Prospectus, and all of the issued shares of capital stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus;

                                (iii) There are no preemptive or other rights to
                           subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                                 (iv) The building in which the Company's
                           principal executive offices are located is held by the Company under valid, subsisting and enforceable leases, with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

                                  (v) To such counsel's knowledge and other than
                           as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which are required to be described in the Prospectus;

                                      15.

                                 (vi) The Registration Statement was declared
                           effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                                (vii) The Registration Statement and the
                           Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and notes thereto, financial schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                               (viii) The statements contained in the Prospectus
                           under the caption "Certain United States Federal Tax Considerations for Non-U.S. Holders of Common Stock," insofar as they describe federal statutes, rules and regulations, constitute a fair summary thereof;

                                 (ix) To such counsel's knowledge, there are no
                           contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so described or filed;

                                  (x) This Agreement and the International
                           Underwriting Agreement have each been duly authorized, executed and delivered by the Company and each constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing;

                                 (xi) The issue and sale of the shares of Stock
                           being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the

                                      16.

                           Company is bound or to which any of the property or assets of the Company is subject (but excluding any such document or agreement which is governed by the laws of any foreign jurisdiction), nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any federal or state court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the International Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby; and

                                (xii) To such counsel's knowledge, and except as
                           disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                           In rendering such opinion, such counsel may I)s(i)ate
                  that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of Delaware; (ii) state that no opinion is given with respect to the matters on which the Company's other counsel are opining, and (iii) limit the disclosure or publication of the opinion to the U.S. Underwriters and International Managers. Such counsel shall also have furnished to the Representatives a written statement, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company on a regular basis, has acted as counsel to the Company in connection with previous financing transactions and has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein

                                      17.

                  not misleading, or that the Prospectus as of its date or as of such Delivery Date contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (e) The Representatives shall have received from
                  Brobeck, Phleger & Harrison LLP, counsel for the U.S. Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                           (f) At the time of execution of this Agreement, the
                  Representatives shall have received from Ernst & Young LLP, a letter, in form and substance satisfactory to the Representatives, addressed to the U.S. Underwriters and dated the date hereof I)c(i)nfirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                           (g) With respect to the letter of Ernst & Young LLP,
                  referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the U.S. Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                           (h) The Company shall have furnished to the Representatives a certificate of the Company, dated such Delivery Date, executed by its Chairman of the Board,

                                      18.

                  its President or a Vice President and its chief financial officer stating, on behalf of the Company, that:

                                  (i) The representations, warranties and
                           agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and
                           7I)h(i)ve been fulfilled; and

                                 (ii) They have carefully examined the
                           Registration Statement and the Prospectus and (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                           (i) (i) Neither the Company nor any of its
                  subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                           (j) Subsequent to the execution and delivery of this
                  Agreement there shall not have occurred any of the following:
                  (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there

                                      19.

                  shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several U.S. Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                           (k) The Nasdaq National Market shall have approved
                  the Stock for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

                           (l) The closing under the International Underwriting
                  Agreement shall have occurred concurrently with the closing hereunder on the First Delivery Date.

                           (m) Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation, shall have furnished to the Representatives on the First Delivery Date its written opinion, as U.S. counsel to each of MagiNet Israel, Inc., a California corporation ("MagiNet Israel"), MagiNet South Africa, Inc., a California corporation ("MagiNet South Africa"), Pacific Pay Video Limited, a California corporation ("PPVL"), and MagiNet International Corporation, a California corporation ("MagiNet International"), addressed to the U.S. Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                                  (i) Each of MagiNet Israel, MagiNet South
                           Africa, PPVL, and MagiNet International
                           (collectively, the "California Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and has all power and authority necessary under California law to hold their respective properties and conduct their respective businesses;

                                 (ii) MagiNet Israel has an authorized
                           capitalization of 1,000 shares of Common Stock, of which 100 shares are issued and outstanding; MagiNet South Africa has an authorized capitalization of 100 shares of Common Stock, all of which are issued and outstanding; PPVL has an authorized capitalization of 15,000,000 shares of Common Stock, of which 100 shares are issued and outstanding, and 8,978,930 shares of Preferred Stock, none of which are outstanding; and MagiNet International has an authorized capitalization of 1,000 shares of Common Stock, of which 100 shares are issued and outstanding. The Company owns all the outstanding shares of each of the California Subsidiaries free and clear of all liens, encumbrances, equities or claims, except for liens and pledges established in connection with the Company's senior secured debt. All such outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable;

                                      20.

                                (iii) There are no preemptive or other rights to
                           subscribe for or purchase, nor any restrictions upon the voting or transfer of, any shares of stock of such California Subsidiary pursuant to the charter or by-laws of such California Subsidiary or any agreement or other instrument known to such counsel.

                                 (iv) To such counsel's knowledge and other than
                           as set forth in the Prospectus, there are no legal or governmental proceedings pending to which such California Subsidiary is a party or of which any property or assets of such California Subsidiary are subject which are required to be described in the Prospectus.

                           (n) For each of MagiNet Israel, MagiNet South Africa,
                  MagiNet Australia Pty Limited, MagiNet (H.K.) Ltd., MagiNet, KK Ltd., MagiNet New Zealand Limited, MagiNet (Singapore) Pte. Ltd., MagiNet Taiwan, Inc., and Pacific Pay Video (Thailand) Co. Ltd. (collectively, the "Foreign Subsidiaries"), the Representatives shall have received on the First Delivery Date an opinion of foreign counsel for each such Foreign Subsidiary in form and substance reasonably satisfactory to the Representatives, as is customary in local practice in such jurisdiction, and subject to such reasonable qualifications as such local counsel shall require to the effect that:

                                  (i) Such Foreign Subsidiary has been duly
                           incorporated and is validly existing and in good standing and duly qualified to conduct business under the laws of the country in which it is incorporated and/or operates, provided that with respect to the due incorporation and valid existence of MagiNet Israel and MagiNet South Africa, local counsel shall not be required to deliver such opinion, which shall be delivered by Wilson Sonsini Goodrich & Rosati, Professional Corporation as described above;

                                 (ii) The capitalization of such Foreign
                           Subsidiary is as set forth in such opinion, including the number of shares authorized for issuance and the number of shares outstanding as of the First Delivery Date (excluding MagiNet Israel and MagiNet South Africa, which opinion shall be delivered by Wilson Sonsini Goodrich & Rosati, Professional Corporation, as described above);

                                (iii) All issued shares of the capital stock of
                           such Foreign Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable (excluding MagiNet Israel and MagiNet South Africa, which opinion will be delivered by Wilson Sonsini Goodrich & Rosati, Professional Corporation, as described above) and, subject to the liens and encumbrances established in connection with the Company's senior secured debt, are owned directly or indirectly by the Company;

                                      21.

                                 (iv) There are no preemptive rights or other
                           rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any shares of the capital stock of such Foreign Subsidiary pursuant to the charter documents of any such Foreign Subsidiary (except for MagiNet Israel and MagiNet South Africa, which opinion will be delivered by Wilson Sonsini Goodrich & Rosati, Professional Corporation, as described above) or any agreement or other instrument known to such counsel;

                                  (v) To the best of such counsel's knowledge,
                           there are no legal or governmental proceedings pending to which such Foreign Subsidiary is a party or of which any property or assets of such Foreign Subsidiary are subject which, if determined adversely to such foreign subsidiary, would have a material adverse effect on the business, operating results or financial condition of such Foreign Subsidiary;

                                 (vi) The issue and sale to the public of shares
                           of the Company's Common Stock pursuant to the Registration Statement will not result in a breach or violation of any of the terms or provisions of any contract material to such Foreign Subsidiary's business, operating results or financial condition, which contracts shall be listed on a schedule reasonably satisfactory to the Representatives attached to such opinion, nor will such actions result in any violation of the charter or bylaws of such Foreign Subsidiary; and

                                (vii) Each of the hotel contracts to which such
                           Foreign Subsidiary is a party, to be identified in a schedule of such contracts reasonably satisfactory to the Representatives, constitutes a legal, valid, and binding obligation of the parties thereto, enforceable in accordance with its terms.

                           (o) Bruckhaus Westrick Stegeman shall have furnished
                  to the Representatives on the First Delivery Date its written opinion, as counsel to each of MagiNet GmbH and Prodac (collectively, the "German Subsidiaries"), in form and substance reasonably satisfactory to the Representatives, as is customary in local practice in Germany, and subject to such reasonable qualifications as such counsel shall require to the effect that:

                                  (i) Each of the German Subsidiaries has been
                           duly incorporated and is validly existing and duly qualified to conduct business in good standing under the laws of Germany;

                                 (ii) The capitalization of each of the German
                           Subsidiaries is as set forth in such opinion, including the number of shares authorized for issuance and the number of shares outstanding as of the First Delivery Date;

                                      22.

                  (iii) All issued shares of the capital stock of each of the German Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, subject to the liens and encumbrances established in connection with the Company's senior secured debt, are owned directly or indirectly by the Company or MagiNet GmbH, as the case may be;

                  (iv) There are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any shares of the capital stock of either of the Germany Subsidiaries pursuant to the charter documents of such German Subsidiary or any agreement or other instrument known to such counsel;

                  (v) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which either German Subsidiary is a party or of which any property or assets of either German Subsidiary are subject which, if determined adversely to such German Subsidiary, would have a material adverse effect on the business, operating results or financial condition of such German Subsidiary;

                  (vi) The issued and sale to the public of shares of the Company's Common Stock pursuant to the Registration Statement will not result in a breach or violation of any of the terms or provisions of any contract material to such German Subsidiary's business, operating results or financial condition, which contracts shall be listed on a schedule reasonably satisfactory to the Representatives attached to such opinion, nor will such actions result in any violation of the charter or bylaws of such German Subsidiary; and


                  (vii) Each of the hotel contracts to which Prodac or any subsidiary of Prodac is a party, to be identified in a schedule of such contracts reasonably satisfactory to the Representatives, constitutes a legal, valid, and binding obligation of the parties thereto, enforceable in accordance with its terms.


          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the U.S. Underwriters.

          8.   Indemnification and Contributions.

          (a) The Company shall indemnify and hold harmless each U.S. Underwriter, its officers and employees and each person, if any, who controls any U.S. Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that U.S. Underwriter, officer, employee


                                      23.

or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, I)a(i)y untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therin not misleading or (iii) any act or failure to act or any alleged act or failure to act by any U.S. Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is include as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such U.S. Underwriter through its gross negligence or willful misconduct), and shall reimburse each U.S. Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that U.S. Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such U.S. Underwriter furnished to the Company through the Representatives by or on behalf of any U.S. Underwriter specifically for inclusion therin; and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any U.S. Underwriter to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus if a copy of the Prospectus was not sent to such U.S. Underwriter as required by the Securities Act and if the untrue statement or omission has been corrected in the Prospectus unless such failure to send a Prospectus resulted from non-compliance by the Company with Section 5(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any U.S. Underwriter or to any officer, employee or controlling person of that U.S. Underwriter.

         (b) Each U.S. Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any



                                      24.

such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement of the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such U.S. Underwriter furnished to the Company through the Representatives by or on behalf of the U.S. Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any U.S. Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 8 notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been material prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action indemnified party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other U.S. Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the U.S. Underwriters against the Company under this Section 8 if, in the reasonable judgement of the Representatives, it is advisable for the Representatives and those U.S. Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgement with respect to any pending or threatened

                                      25.

claim, action, suit or proceedings in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceedings, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgement of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgement.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the U.S. Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the U.S. Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the U.S. Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered

                                      26.

to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The U.S. Underwriters severally confirm that the statements with respect to the public offering of the Stock by the U.S. Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct, and the U.S. Underwriters confirm and the Company acknowledges that such statements constitute the only information concerning such U.S. Underwriters furnished in writing to the Company by or on behalf of the U.S. Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

        9.    Defaulting U.S. Underwriters.

        If, on either Delivery Date, any U.S. Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting U.S. Underwriters shall be obligated to purchase the Stock which the defaulting U.S. Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting U.S. Underwriter in
Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting U.S. Underwriters in
Schedule 1 hereto; provided, however, that the remaining non-defaulting U.S. Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting U.S. Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-faulting U.S. Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining U.S. Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting U.S. Underwriters or U.S. Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the U.S. Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "U.S. Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting U.S. Underwriter agreed but failed to purchase.

                                      27.

          Nothing contained herein shall relieve a defaulting U.S. Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing U.S. Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the U.S. Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

          10. Termination. The obligations of the U.S. Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7I)o(i) 7(j) shall have occurred or if the U.S. Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

          11. Reimbursement of U.S. Underwriters' Expenses. If the Company shall fail to tender the Stock for delivery to the U.S. Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the U.S. Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the U.S. Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the U.S. Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more U.S. Underwriters, the Company shall not be obligated to reimburse any defaulting U.S. Underwriter on account of those expenses.

          12. Notices. etc. All statements, request, notices and agreements hereunder shall be in writing. and;

               (a) if to the U.S. Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

               (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Kenneth B. Hamlet, President and Chief Executive Officer (Fax: 408-734-1687) with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation,
          Attention: Thomas C. DeFilipps, Esq. (Fax: 415-493-6811);

provided, however, that any notice to an U.S. Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such U.S. Underwriter at its address set forth in


                                      28.

its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the U.S. Underwriters by Lehman Brothers Inc., on behalf of the Representatives.

          13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representatives, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any U.S. Underwriter within the meaning of Section 15 of the Securities Act and for the benefit of each International Manager (and controlling persons thereof) who offers or sells any shares of Common Stock in accordance with the terms of the Agreement Between U.S. Underwriters and International Managers and (B) the indemnity agreement of the U.S. Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the U.S. Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

          16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California

          17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


                                      29.

         If the foregoing correctly sets forth the agreement between the Company and the U.S. Underwriters, please indicate your acceptance in the space provided for that purpose below.

                               Very truly yours,

                               MAGINET CORPORATION



                               By:
                                  ------------------------------------
                               Name:
                                    ----------------------------------
                               Title:
                                     ---------------------------------




Accepted:

LEHMAN BROTHERS INC.
HAMBRECHT & QUIST LLC

For themselves and as Representatives
of the several U.S. Underwriters named
in Schedule 1 hereto

    BY LEHMAN BROTHERS INC.

    By
       ---------------------
       Authorized Representative

                                  SCHEDULE 1


                                                             Number of
U.S. Underwriters                                               Shares
-----------------                                              --------


Lehman Brothers Inc.........................................
Hambrecht & Quist LLC.......................................




   Total                                                       ========